Exhibit 10.108

[TRANSLATION FROM HEBREW]

EMPLOYMENT CONTRACT

Which was made and signed in Petach-Tikva on August 26, 2007

BETWEEN:	XFONE 018 LTD.
A Private Company No.513533430
of 1 Ha'Odem Street, Petach-Tikva
(Hereinafter: "the Company")

OF THE FIRST PART;

AND:	MR. RONI HALIVA
Identity Card No.59664060
55/1 Hagvai Hasela Street, Ma'aleh Adumim
(Hereinafter: "the Employee")

OF THE SECOND PART;

WHEREAS:	The Company wishes to employ the Employee in the position of General Manager of the Company;
AND WHEREAS:	The Employee wishes to be employed by the Company in the position of General Manager of the Company;
AND WHEREAS:	The parties wish the terms of employment of the Employee by the Company to be governed by and based on written provisions, and all as specified hereunder in this agreement;

IT HAS THEREFORE BEEN DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	PREAMBLE

1.1	The preamble to this agreement constitutes an integral part of it.

1.2	The section title headings in this agreement are for convenience and reference only and nothing in them shall be used in the interpretation of the agreement.

2.	THE EMPLOYEES' POSITION

2.1	The Employee will be employed by the Company in the position of General Manager of the Company ("the Position").

2.2
In fulfilling his Position, the Employee will be subject to the Board of Directors of the Company (hereinafter: "the Board of Directors") and shall act in accordance with its instructions, and in accordance with the instructions of the Chief Executive Officer  of Xfone, Inc.

2.3
In the performance of his duties in the Position the Employee will work full time, and will devote all his working time and effort to his employment with the Company. The Employee will devote to his employment with the Company, all his knowledge and experience, and will act diligently and to the best of his ability for the advancement of the Company and for its success.

2.4
As the Position requires a special degree of personal confidence and as the Company is unable to control the working hours and hours of rest of the Employee in the Position, the provisions of the Hours of Work and Rest Law, 5711-1951 shall not apply to the employment of the Employee by the Company.

3.	DECLARATIONS AND OBLIGATIONS OF THE EMPLOYEE:

3.1
The Employee declares that to the best of his understanding he has the skills, know-how, experience and ability to fulfill his Position under this Agreement, and that there is no legal or any other impediment to his employment by the Company.

Without derogating from the generality of the foregoing, the Employee declares and confirms that he has not been convicted of a criminal offense. For the purposes of this section, "Criminal Offense” - excludes a traffic offense as such is defined in the Traffic Ordinance (New Version) (hereinafter: "the Ordinance"), but includes an offense under Section 64 (Causing Death by Negligent Driving) of the Ordinance or under Section 64A (Leaving the Scene of an Accident after Injury) of the Ordinance, in respect of which the prescription period has not expired, as such is defined in Section 16 of the Criminal Records and Rehabilitation of Offenders Law, 5741-1981.

3.2	The Employee undertakes to perform his duties diligently and faithfully and to comply with the instructions of the Board of Directors with regard to performance of the Position.

3.3
The Employee undertakes to deliver to the Board of Directors any information in his possession that is likely to promote the interests of the Company or be beneficial to it, including in connection with marketing, distribution and sales, immediately upon such information coming into his possession.

3.4
The Employee shall notify the Board of Directors immediately of any matter or subject in which he has a personal interest and which might give rise to a conflict of interests with his Position in the Company.

3.5
The Employee will make a report to the Board of Directors of any mishap, problem or difficulty in connection with his activity and/or the Company's activity which he encounters during the fulfillment of his duties or in any other circumstances.

3.6
The Employee undertakes not to accept any payment or benefit from any party including customers and suppliers of the Company directly or indirectly connected with his employment in the Company. The Employee undertakes to immediately notify the Board of Directors of any transaction or interest of the Company from which he or any person related to or associated with him, is likely to derive a benefit.

3.7	The Employee will be faithful to the Company and avoid any act and/or omission that might prejudice the Company or its reputation or harm it in any way.

3.8
The Employee hereby undertakes not to engage in any other business and/or occupation and/or other work either directly or indirectly, as a salaried Employee or as self employed, as an open or secret partner as an advisor or in any other way whether during working hours or at any other time or date, whether or not for payment or reward, unless the written and advance approval of the Board of Directors has been obtained thereto.

4.	THE CONSIDERATION:

4.1
In consideration for fulfillment of the obligations, declarations and functions of the Employee under this Agreement in their entirety and in due time, the Employee's salary commencing from the date of commencement of his employment in the Company, will be NIS 36,000 gross per month on a full time employment basis (hereinafter: "the Basic Salary").

4.2
The salary will be linked to the rate of increase of the Consumer Prices Index which is published by the Central Bureau of Statistics or any official index that replaces it (hereinafter: "the Index") commencing with the Index known on the date of signature of this Agreement. It is clarified that the salary will not be reduced as a result of a fall in the Index. An updating of the salary will occur once per quarter. Such updating shall replace cost of living increases and shall in any event be effective instead of them.

4.3	The Employee's salary will be paid once monthly no later than the seventh day of each month in respect of the preceding month.

4.4
Except for the salary as stated above in this Section 4 and for the conditions and benefits specified hereunder in this Agreement the Employee will not be entitled to any additional salary and/or payment for carrying out all his obligations under this Agreement.

4.5
The Company shall deduct, from the consideration that is paid to the Employee as specified in Section 4.1, Income Tax, National Insurance, Health Tax , contributions made for directors and executives insurance, contributions made for an continuing education fund , value of use of a vehicle, and any other deduction that it is bound to make under any law.

4.6
Once annually, after publication of the Company's annual financial statements, a discussion concerning salary shall take place between the Employee and the Company. It is hereby clarified that nothing in the foregoing shall be construed as obligating the Company to raise the Employee's salary as part of such a discussion.

5.	ANNUAL BONUS:

5.1
Once annually, and no later than November 30, the Employee shall submit a proposal for an annual budget to the Board of Directors and in it, his recommendation for the Company's targets for that year. The Board of Directors of the Company, after a discussion with the participation of the Employee, shall fix the Company's budget and its targets for the ensuing budget year (hereinafter: "the Targets").

"Budget Year" - means a period of 12 months commencing on January 1, of each year.

5.2	The Employee's entitlement to an annual bonus and the amount thereof is contingent on the Company meeting the Targets fixed for the relevant budget year (hereinafter: "the Bonus").

5.3	The parties agree that the amount of the Bonus shall be as follows:

5.3.1	If the Company does not meet 70% of the Targets - the Employee will not be entitled to any annual Bonus.

5.3.2
If the Company meets at least 70% of the Targets and up to 100% of the Targets - the Employee will be entitled to a Bonus as follows: meeting 100% of the Targets will give the Employee a Bonus amounting to 5 salaries. Meeting Targets that amount to between 70% and 100% will give the Employee a proportionate linear Bonus. Thus for example: Meeting an amount of 70% of the Targets will give the Employee a Bonus amounting to 3.5 salaries (70% of 5 salaries), meeting an amount of 80% of the Targets will give the Employee a Bonus amounting to 4 salaries (80% of 5 salaries).

5.3.3	If the Company meets at least 105% of the Targets - the Employee will be entitled to a Bonus amounting to 7 salaries.

5.3.4	If the Company meets at least 120% of the Targets - the Employee will be entitled to a Bonus amounting to 9 salaries.

5.3.5	If the Company meets at least 137.5% of the Targets - the Employee will be entitled to a Bonus amounting to 11salaries.

5.3.6	If the Company meets at least 150% of the Targets - the Employee will be entitled to a Bonus amounting to 13 salaries.

5.3.7	Salaries for the purposes of this Section 5.3 means: the Basic Salary as such is defined above in Section 4.1

5.4
The Bonus (in so far as the Employee is entitled to one) will be paid to the Employee once annually together with payment of the salary in the month following the month in which the Company's annual audited financial statements for the relevant financial year were approved.

5.5
In respect of the Bonus that is due to the Employee in accordance with the provisions of this Agreement, an advance payment shall be made to the Employee once every three months, in the first salary at the end of each quarter, and this in accordance with the Company's reviewed financial statements and subject to him, meeting the Targets assigned to him. Settlement of accounts shall take place at the end of the financial year and the necessary adjustments shall be made to the annual results in accordance with the audited financial statements of the Company.

5.5.1
If it should transpire that the quarterly advance payment made to the Employee during the budget year, including the provisions set aside in respect of the basic Bonus for the pension plan and the continuing education fund, is lower than the amount of the Bonus and the provisions made for it, that is due to the Employee - the deficiency shall be paid on a date commencing 30 days after publication of the Company's annual audited financial statements in respect of such tax year.

5.5.2
If it should transpire that the quarterly advance payment made to the Employee, including the provisions set aside in respect of it for the pension plan and the advance study fund, exceed the annual Bonus and the provisions made for it, the overpayment to the Employee will be set off against the quarterly advance payments that may be become due to the Employee in the future, if and in so far as any become due to the Employee, and/or against such provisions that have to be set aside in respect of the Employee for the following quarters and/or for any amount that becomes due to the Employee from the Company during the term of his employment in the Company and/or upon the termination thereof, including salary.

5.6
It is hereby clarified that upon termination of the Employee's employment a final settlement of accounts shall take place and all such adjustments as are necessary shall be made as at the date of termination of the Employee's employment with the Company.

5.7
As the Employee commenced employment with the Company in the course of a calendar year, the parties agree that for the months of September, October and November 2007, and only in respect of these months, the Employee will be paid a "budget preparation bonus" of NIS 6,000 gross per month.  During this period the Employee must submit his annual budget proposal for the Company to the Board of Directors, for the ensuing year, and including in it his recommendation for the Company's Targets including for December 2007 and for 2008. In respect of December 2007 the Employee will be paid a partial annual Bonus depending on the fractional proportion of his employment with the Company in 2007 and in accordance with the foregoing provisions of Section 5.3.

5.8
In the event of the labor relationship between the Employee and the Company terminating, and this for any reason except in the circumstances detailed below in Section 19.5, the Employee will be entitled to a proportionate payment of the Bonus in respect of the period up to the giving/receipt of prior notice, and this subject to his signature of a no claims letter and to him meeting his obligation as to no competition with the Company. The Employee will also be entitled to proportionate payment of the Bonus in respect of the prior notice period, and this irrespective of whether or not payment is made in lieu.

5.9	It is hereby expressly clarified and agreed that the calculation as to entitlement to Bonus will be made by the Company's Accountant.

5.10
It is hereby clarified, that the Bonus up to an amount equivalent to 9.66 salaries per annum, in so far as it is due to the Employee, will be deemed to be part of the Employee's salary for the purpose of calculating severance pay and for the purpose of making provisions for contributions to directors and executives insurance and the continuing education fund (hereinafter: "the Basic Bonus").

It is hereby clarified that nothing in the contents of this section shall derogate from the provisions of Section 5.2 of this Agreement.

5.11
It is expressly agreed between the parties that the Bonus that is to be paid to the Employee over and above the Basic Bonus constitutes an increment and is not part of salary of the Employee's employment in any respect, including for the purpose of calculating the amount of social benefits and including severance pay that is due to the Employee, in so far as any becomes due to him in the future.

This Section shall be submitted to the Minister of Industry and Trade for approval in accordance with Section 28 of the Severance Pay Law.

5.12
The parties agree that if the parties do not apply for approval of the Minister of Industry and Trade or approval of Minister of Industry and Trade is not received, or if it is determined that such approval is not valid for any reason, then in the event that it is determined by a competent party that the Bonus must be taken into account over and above the Basic Bonus which has been paid to the Employee, as a component for the purposes of severance pay and only if the Company has paid severance pay in respect of such amount of the Bonus as exceeds the Basic Bonus, the following provisions shall apply:

5.12.1	The amount of the Bonuses paid to the Employee under this Agreement in excess of the Basic Bonus shall be reduced by the rate of 8.33%.

5.12.2
The Employee will be obliged to make a refund to the Company immediately upon its demand, of such severance pay as was included in the Bonuses that were paid to him in excess of the Basic Bonus, amounting to 8.33% of the total of all the payments made to him, with the addition of linkage differentials and interest commencing from the date of each of the individual payments paid to him, and until the date of actual refund to the Company.

6.	PENSION PLAN:

6.1
Commencing from the date of commencement of his employment with the Company, the Company undertakes to allocate and set aside, for directors and executives insurance, of the Employee's choice, or to a recognized pension fund of his choice (hereinafter: "the Pension Plan"), 5% of the qualifying salary for the allocations in respect of retirement on pension, 8.333% on account of severance pay and up to 2.5% in respect of loss of working capacity.

The Company shall deduct a further 5% of the qualifying salary for allocations, for pension, and shall remit such amount to the Pension Plan. It is explicitly agreed that the allocations and the deductions for the Pension Plan from the Basic Salary will be made on a month to month basis whereas the allocations and deductions in respect of the Basic Bonus (the whole or part of it - depending on the Employee's entitlement under this Agreement), as such is defined in Section 5.11, will be made on the date of payment of the advance payments on account of the Bonus.

6.2	"The Qualifying Salary for Allocations" - means the Basic Salary with the addition of the Basic Bonus.

6.3
It is expressly agreed between the parties that in so far as the Employee wishes to continue the pension plan that is in existence for him prior to the date of signature of this Agreement (hereinafter: "the Existing Pension Plan"), the company's allocations and the deductions from the Employee's salary shall be made in accordance with the amount of allocations and deductions under the Existing Pension Plan. It is hereby clarified that the Existing Pension Plan is a mixture of capital and benefit related directors and executives insurance plans (with Migdal) the allocations in respect of which are as specified in Section 6.1, and the old Makefet Pension Fund in respect of which the allocations are: 7.5% employer's payments for compensation, 8.333% employer's payments on account of severance pay and up to 2.5%, the employer's payments in respect of loss of working capacity. The Company will also deduct an additional 7% from that part of the Employer's salary that is allocated to the pension fund for a pension and shall remit such amount to the Makefet Pension Fund.

6.4
The Company's payments to the Pension Plan for severance pay will be on account of severance pay that is likely to be due to the Employee or his survivors, as the case may be. In a case in which the Employee has resigned from his employment with the Company or the Employee has been dismissed from his employment with the Company and his right to payment of severance pay arises under the Severance Pay Law, the Company shall make up the difference, if and in so far as there is a difference, between the amount of the severance pay that is due to the Employee by law, and the amounts that have accumulated to his credit in the Pension Plan, on account of severance pay.

6.5
Upon termination of the employment of the Employee with the Company for any reason, except if he was dismissed from the Company in the circumstances prescribed in Section 19.5 of this agreement, all such moneys as have accumulated to his credit in the Pension Plan, including on account of severance pay, shall be released to the Employee.

6.6
In the event of the labor relationship between the Employee and the Company terminating in the circumstances specified in Section 19.5 of this agreement the Employee will not be entitled, as aforementioned, to prior notice, or payment in lieu thereof or to payment of severance pay.

7.	CONTINUING EDUCATION FUND:

7.1
With effect from commencement of the Employee's employment with the Company the Company will, each month, set aside and contribute to a continuing education fund, a sum amounting to 7.5% of the qualifying salary for allocations. The Company shall deduct from the qualifying salary for allocations a monthly sum equivalent to 2.5% of the salary and shall remit such sum to the continuing education fund.

7.2
It is explicitly agreed that the allocations and deductions for the continuing education fund from the basic salary, will be made on a month to month basis and the allocations and deductions in respect of the Basic Bonus (all or part of it - depending on the Employee's entitlement under this Agreement), as such is defined in Section 5.11, shall be made on the date on which the advance payments are made on account of the bonus.

7.3
At the request of the Employee the Company will make contribution payments to the continuing education fund up to the ceiling that is recognized by the Income Tax Authorities as updated from time to time, and subject to the provisions of this section, the balance of the allocations shall be added to the Employee's salary (hereinafter: "above the ceiling allocations").

7.4
Upon termination of the Employee's employment with the Company for any reason the Company shall release to the Employee's credit all such amounts as have accrued to his credit in the continuing education fund.

7.5
It is hereby explicitly clarified that the above the ceiling allocations are being paid to the Employee, at his request, as a salary increment, instead of a surplus allocation to the continuing education fund. It is expressly agreed that the above ceiling allocations shall not be deemed to be part of the salary of the Employee in any respect, including, and without derogating from the generality of the foregoing, for the purpose of calculating the amount of social benefits, determination of the qualifying salary for the purpose of calculating severance pay, determination of the qualifying salary for the purpose of calculating holiday pay etc.

This section shall be submitted for the approval of the Minister of Industry and Trade in accordance with Section 28 of the Severance Pay Law.

7.6
The parties agree that if the parties do not apply for approval of the Minister of Industry and Trade or approval of Minister of Industry and Trade is not received, or if it is determined that such approval is not valid for any reason, then in the event that it is determined that the above ceiling allocations constitute part of the Employee's salary for the purpose of calculating severance pay, and this notwithstanding what is stated above in Section 7.5,  the following provisions shall apply:

7.6.1	The amount of the above the ceiling allocations paid to the Employee under this Agreement shall be reduced by the rate of 8.33%.

7.6.2
The Employee will be obliged to refund to the Company immediately upon its demand, such severance pay as was included in the above ceiling allocations, by 8.33% of the total of all the payments made to him, with the addition of linkage differentials and interest commencing from the date of each of the individual payments paid to him, and until the date of actual refund to the Company.

7.7
In the event of the termination of the Employee-employer relationship between the Employee and the Company in such circumstances as are prescribed in Section 19.5 of this Agreement, such sums shall be remitted to the Employee as have accrued to his credit in the continuing education fund on account of the Employee's contributions only, and the moneys that have accrued in respect of the Company's contributions to the fund shall be refunded to the Company.

8.	ANNUAL LEAVE:

8.1	The Employee will be entitled to annual leave of 24 working days for each complete year of employment.

8.2	The date on which the Employee goes on leave shall be fixed by the Company, in coordination, to the extent that this is possible, with the Employee.

8.3	The Employee will be entitled to accumulate 48 leave days in accordance with the provisions of the Annual Leave Law, 5711-1951.

8.4
The annual leave days that have been accumulated in accordance with the provisions of this Agreement, to the Employee's credit, may be redeemed at the end of the term of employment of the Employee in the Company, and in accordance with the provisions of an Annual Leave Law, 5711-1951.

9.	SICK DAYS:

9.1
The Employee will be entitled to be absent from work because of sickness on full payment of salary commencing from the first day of his absence and for a period of 30 days in any year of employment, provided that he has not received payment in respect of such sick leave days from the National Insurance Institute and/or the directors and executives insurance.

9.2	The Employee will be entitled to accumulate sick days up to a maximum of 90 days.

9.3
Sick days not utilized by the Employee are not redeemable. Accordingly upon termination of the Employee-employer relationship between the parties no compensation or payment shall be made to the Employee for un-utilized sick days.

10.	CONVALESCENT PAY:

The Employee will be entitled to payment of convalescent pay in respect of 12 days convalescence in accordance with the provisions of the general extension order operative in the national economy which extends provisions of the collective agreement signed between the Liaison Office of the Economic Organizations and the General Labor Federation.

11.	VEHICLE:

11.1
The Company will place at the Employee's disposal a suitable vehicle for the purposes of his employment (Licensing Class 5) and shall bear all such expenses as are involved in use of the vehicle (Licensing, Insurance, Fuel, Repairs etc.).

11.2	The Employee shall ensure that the vehicle is properly maintained and shall use the vehicle carefully, reasonably and all in accordance with the Company's instructions and procedures.
The Employee undertakes to carry out day to day examinations of oil and water in the vehicle and to ensure that it is kept clean.

11.3
Income Tax in respect of the use value of the vehicle shall apply equally to the Employee and the Company to the effect that the Income Tax in respect of use value of the vehicle shall be paid by the Employee, and shall be deducted from his salary and the Company shall gross up one half of such amount.

11.4	The Employee declares that it has been explained to him that he is personally liable for the payment of all traffic or parking fines or other penalties that are imposed on the vehicle.

If the Employee does not pay the aforementioned fines, the Company may pay the amounts thereof and the Employee hereby gives the Company an irrevocable instruction to deduct the amount of the fine/fines from any sum that is due in the future to the Employee from the Company.

12.	OPTIONS:

The Employee will be entitled to an allotment of options of Xfone Inc. and this subject to and in accordance with Appendix A to this Agreement.

13.	SALE BONUS:

13.1	Upon the occurrence of an entitling event, as such is defined below in Section 13.2, the Employee will be entitled to payment of a special sale bonus (hereinafter: "the Special Sale Bonus").

13.2	One of the following shall be deemed an entitling event:

13.2.1
Sale of all shares of the Company and sale of all activity of the Company, provided that the consideration for sale of such shares/activity as aforesaid has been calculated on the basis on the value of the Company which is not lower than 8 million US Dollars valued as at the date of signature of the aforesaid shares/activity sale agreement.

13.2.2
Sale of some of the Company's shares and/or sale of part of the Company's activity by the Company and/or its shareholders (except Margo Sport Ltd. which holds 5% of the Company's shares) provided that the proceeds of sale of such shares/activity have been calculated on the basis of a value of the Company which is not lower than 10 million US Dollars valued as at the date of signature of such sale of shares/activity.

13.3	The Special Sale Bonus shall be paid at the following rates:

13.3.1
If the agreement governing the entitling event was signed during the first year of employment of the Employee with the Company - the Special Sale Bonus will amount to a gross sum that is equivalent to 0.75% of the consideration actually paid in respect of the entitling event.

13.3.2
If the agreement governing the entitling event was signed during the second year of employment of the Employee with the Company - the Special Sale Bonus will amount to a gross sum that is equivalent to 1.75% of the consideration actually paid in respect of the entitling event.

13.3.2
If the agreement governing the entitling event was signed during the third and subsequent years of employment of the Employee with the Company - the Special Sale Bonus will amount to a gross sum that is equivalent to 3.5% of the consideration actually paid in respect of the entitling event.

13.4	The sale bonus will be paid at the end of 30 days after the making of all such payments as are due to the Company and/or to its shareholders in respect of the entitling event.

13.5
For the removal of doubt it is hereby clarified that the Employee will be entitled to the Special Sale Bonus as stated in Section 13 herein, but only if the agreement governing the entitling event was signed during the term of the Employee's employment with the Company (including during the prior notice period).

14.	MISCELANEOUS AND ANCILLARY BENEFITS:

14.1
The Company will insure the Employee under officeholders insurance under the Company's existing policy at the date of signature of this agreement the terms and conditions of which will be the same as those that apply to the Directors of the Company.

14.2
The Company will put a cellular telephone at the Employee's disposal and shall bear all the costs of its use. The use value of the telephone shall be the Employee's liability and shall be deducted from his salary.

14.3	The Employee will be entitled to a subscription to a daily newspaper of his choice.

14.4	The Employee will be entitled to a monthly subscription for travel on a toll road (Highway 6).

15.	PAYMENT DURING RESERVE DUTY:

The Employee undertakes to notify the Board of Directors forthwith, of any summons that he has received for active service in the reserves. The handling of an attempt to obtain a deferment of reserve duty shall be done in coordination with the Board of Directors. At the end of the period of reserve duty the Employee will furnish the Company with all such certificates as are necessary for the purpose of recovery of a reserve duty compensation payment from the National Insurance Institute. Subject to the foregoing, the Company shall pay the Employee a full salary for the days on which he was absent from work due to reserve service as aforesaid.

16.	NON-DISCLOSURE:

16.1
The Employee shall maintain confidentiality and shall not disclose to any other person any information or professional, financial, commercial or other information which either directly or indirectly pertains to the Company, the Company's shareholders, to a corporate body which is controlled by any of the Company's shareholders, to a corporate body which the Company controls, including but without derogating from the generality of the foregoing, the Company's practices and/or working methods and/or activity, and/or in a corporate body as described.

16.2
Notwithstanding the foregoing it is agreed that the aforementioned obligation shall not apply with regard to delivery of information to third parties, if this is necessary for the performance of the Employee's function in the Company and his work therein and to such extent as is necessary.

16.3
The obligations of the Employee as stated in this Section 16 shall remain in force and also shall be binding on the Employee without time limit after the employer-Employee relationship between him and the Company has terminated.

17.	NON-COMPETITION:

17.1
For a period of 12 months from the date of termination of employer-Employee relationships for any reason, the Employee will not engage in any occupation which might, either directly or indirectly, place him in a competitive relationship with the company in its sector of activity or in a conflict of interests with it and this whether salaried or as self-employed or as a partner or a shareholder or as an adviser or in any other way, unless he has obtained the Company’s consent thereto, in writing and in advance.

17.2
For the removal any doubt it is hereby declared that without derogating from the Employee's obligation as stated in Section 16 and in Section 17.1 above, the Employee will be under no restriction in the use of know-how and experience that he possessed prior to the commencement of his employment in the Company.

18.
Without derogating from the generality of what is stated above in Section 17 it is expressly agreed between the parties that for a period of 12 months from the date of termination of the employer-Employee relationship for any reason the Employee will not be entitled to exploit, in the sectors in which the Company is engaged, his connections with customers or suppliers of the Company or commercial or business contacts of the Company which were created or utilized in the context of his employment in the Company and he will not be entitled to employ, either directly or indirectly, any Employee of the Company.

19.	DURATION OF THE EMPLOYMENT AND TERMINATION OF THE AGREEMENT:

19.1	The contract under this agreement commences with effect from August 26, 2007.

19.2	The parties may terminate the contract of employment at any time on prior notice as follows:

19.2.1.	In the first year of employment: 120 days.

19.2.2	Commencing from the second year of employment and thereafter: 180 days.

19.3
Where the Company has given prior notice of termination of the employment, the Company may waive all or part of the actual employment of the Employee during the prior notice period, and may also terminate the employment forthwith provided that it pays the Employee in lieu of the prior notice at the salary level and all such social benefits and ancillary benefits to which the Employee is entitled in accordance with the provisions of this agreement, and which would have been due to the Employee in practice during the prior notice period. It is hereby clarified that the Employee will be entitled to payment of bonus for the prior notice period whether or not it is actually worked, and that the prior notice period, irrespective of whether or not worked, will be taken into account as a period of employment in all respect for the purposes of the Employee's entitlement to the options of specified in Appendix A to this Agreement.

19.4
If the Employee commits a breach of his obligation to give the Company prior notice of resignation the Employee will be bound to pay the Company agreed compensation amounting to the total salary that he would have been entitled to receive had he worked and this without derogating from such relief as the Company is entitled to in the circumstances of the case.

19.5
The parties expressly agree that notwithstanding what is stated above in Section 19.2, in circumstances in which by law full or partial payment of severance pay may be denied to the Employee, the Company may terminate this agreement forthwith without being under an obligation to pay the Employee in lieu of prior notice and severance pay.

19.6
The Employee undertakes that upon either of the parties giving notice as to termination of the employment for any reason, he will transfer his position in an orderly manner to his replacement or to any other person that the Company shall direct him to do so, including preparation of a detailed report of the matters that he was handling and their up to date position, and will deliver to the Company all such documents, information, equipment and material that has reached him and/or he has prepared in connection with his employment and no duplicate or photocopy of such documents shall remain in his possession in any form whatsoever.

19.7
The Employee undertakes to be at the Company's disposal, reasonably, during a period of 6 months after termination of his employment in the Company in order to provide explanations and clarifications regarding his employment and regarding all that has been done and/or said between him and customers and/or suppliers of the Company and if required to do so by the Company's Board, he will come to meetings with customers and/or bodies and/or persons with whom he dealt and in respect of whom questions, doubts or problems have arisen. Such meetings will take place after prior coordination with the Employee.

19.8
Notwithstanding what is stated above in this Agreement, it is hereby expressly agreed and declared that if for any reason, approval is not received from the defense establishment of the State of Israel for employment of the Employee of the Company in the position (hereinafter: "Defense Establishment Security Clearance") or if for any reason and at any time the Defense Establishment Security Clearance is revoked, this Agreement and the employer-employee relationship between the Employee and the Company (in so far as it has commenced) shall terminate automatically and this immediately upon the pronouncement of a decision as to non-granting of or revocation of Defense Establishment Security Clearance.

20.	MISCELLANEOUS:

20.1
The Employee hereby gives the Company an irrevocable instruction to deduct, any debt which the Employee owes to the Company on the date of such deduction, from his salary or from any other amount which becomes due to the Employee in the future from the Company, including in respect of amounts that he will be entitled to receive as a result of and because of termination of his employment with the Company, including  and without derogating from the generality of the foregoing, moneys that have accumulated to his credit in the directors and executives insurance policy (including compensation) and in the continuing education fund .

20.2
The contractual terms as stated in this Agreement, are personal. The Employee hereby gives his consent to the submission of a copy of this Agreement to the US Securities and Exchange Commission (SEC) and to the Israeli Securities Authority, by Xfone Inc. and he hereby confirms that he is aware that as a result of such reports this Agreement (including Appendix A to it) will be available for public scrutiny.

20.3
The Employee hereby declares and agrees explicitly that this Agreement prevails over any agreement, arrangement or other commitment between him and the Company and/or parent company and/or associated company. Any agreement or other commitment made prior to signature of this Agreement, which has not been expressed explicitly in this Agreement neither adds to the rights and obligations prescribed in this Agreement or arising from them, nor detracts from or varies them.

20.4	A variation and/or cancellation of any one of the provisions of this Agreement shall only be made in a written document which shall be signed by the two parties.

20.5	This employment contract shall also be deemed to be notice, as such is defined in the Notice to employee (Terms of Employment) Law, 5762-2002.

20.6
Any notification that is sent by either of the parties to the other by registered mail shall be deemed to have been received by the other party after 72 hours from the time of its dispatch as aforesaid.

20.7	The addresses of the parties for the purpose of this Agreement are as specified in the preamble to this Agreement.

AND IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:

/s/Abraham Keinan	/s/ Roni Haliva

Xfone 018 Ltd.	Roni Haliva

APPENDIX A TO EMPLOYMENT CONTRACT
DATED AUGUST 26, 2007

1.	In this appendix the following terns shall have the meanings stated alongside them:

1.1	"The Company" - Xfone, Inc.

1.2	"The Employee" - Roni Haliva

1.3	"The Employer" - Xfone 018 Ltd.

1.4	"The Employment Contract" - an employment contract dated August 26, 2007 made between the Employer and the Employee, and of which this Appendix constitutes an integral part.

1.5	"The Determining Date"- the date of ratification of the plan by the Company's shareholders.

1.6	"The Plan"- a stock option/bonus plan that will be adopted and approved by the Company in 2007

2.

2.1
Within 30 days of the Determining Date the Company will grant, for nil consideration, 300,000 options as part of and subject to the Plan to purchase 300,000 of the Company's common stock (hereinafter respectively: "the Options", "the Option Shares").

2.2	For as long as an employer-employee relationship exists between the Employee and the Employer and subject to the provisions of the Plan (including as to nullification or termination of options), the Employee will be entitled to exercise the Options for the Option Shares, as follows:

2.2.1
The Employee will be entitled to exercise up to 75,000 Options after twelve (12) months have elapsed from the date of commencement of his employment with the Employer, but not before the qualifying date (hereinafter: "the First Exercise Date").

2.2.2	The Employee will be entitled to exercise up to 18,750 additional options at the end of every three (3) months, and this commencing after three (3) months have elapsed from the first exercise date.
3.
3.1
At the end of each calendar year commencing from 2008 and ending in 2011, subject to what is stated below in Section 7, and to the Employee meeting 100% of the targets set in Section 5 of the employment contract in respect of such year, the Company will grant the Employee for nil consideration, 25,000 options as part of and subject to the Plan (hereinafter: "the Additional Options") to purchase 25,000 of the Company's common stocks (hereinafter: "the Additional Option Shares") and this up to a maximum aggregate number of 100,000 Additional Options for the whole of the said period.

3.2
The Employee will be entitled to exercise the Additional Options for the Additional Option Shares commencing from thirty (30) days after the date of publication of the Company’s annual financial statements, in any year during the said period.

4.	Each additional individual option shall be exercisable for one ordinary share of the Company in consideration of an exercise price that is equivalent to $US 3.5

5.
Subject to the provisions of the Plan as regards termination or nullification of options, and subject to what is stated above in Sections 2-3, the Options and the Additional Options which have vested, shall be available for exercise up to one hundred and twenty (120) days after termination of employer-employee relationships between the Employer and the Employee. Notwithstanding the foregoing, where the Employee has been dismissed by the Employer in the circumstances prescribed in Section 19.5 of the Employment Contract, the Employee's right to exercise the Options and the Additional Options that have not yet been exercised, shall terminate forthwith, and this even if the time for their vesting has fallen due.

6.
It is hereby clarified that in the absence of registration in accordance with the Securities Act of 1933 (hereinafter: "the American Securities Law") the Option Shares and the Additional Option Shares shall be issued as "Restricted Shares". The Company hereby confirms that it intends to register under the American Securities Law, all such commpn stocks of the Company as arise from exercise of options that are to be granted as part of the Plan (including the Option Shares and the Additional Option Shares).

7.
The right of the Employee to the grant of the Options and the Additional Options is conditional on actual employment with the Employer on the date of the granting of them. Nothing in the contents of the Employment Contract and/or in this Appendix shall be construed as constituting a commitment of the Employer and/or the Employee to any minimum period of employment. Nothing in the contents of the Employment Contract and/or in this Appendix shall be construed as creating an employer-employee relationship between the Company and the Employee.

8.	The Options/the Additional Options are being granted to the Employee personally and they are not transferable to any third party.

9.	Any tax that applies, if any, to the Employee in respect of allotment of the Options/ the Additional Options or their exercise, shall be paid by the Employee.

10.
This Appendix is subject to the provisions of the Plan and in any case of conflict between its provisions and the provisions of the Plan, the provisions of the Plan shall prevail. Notwithstanding what is stated in the Employment Contract, the laws that apply to this Appendix (including in relation to its performance and interpretation) shall be the laws that apply to the Plan.

11.
By his signature of this Appendix the Employee undertakes to take any action that is required of him in accordance with the Plan, and including the signature of any agreement and/or document, the signature of which is necessary in accordance with the Plan.

/s/Abraham Keinan	/s/ Roni Haliva

Xfone 018 Ltd.	Roni Haliva

/s/Abraham Keinan

Xfone, Inc.